Exhibit 99.1

BIOMET ANNOUNCES FIRST QUARTER OF FISCAL YEAR 2011 FINANCIAL RESULTS

WARSAW, Ind., October 12, 2010 – Biomet, Inc. announced today financial results for its first fiscal quarter ended August 31, 2010.

•	Net sales increased 2% (3% constant currency) worldwide to $641 million

•	Orthopedic reconstructive sales increased 3% (4% constant currency) worldwide and increased 7% in the U.S.

•	Knee sales increased 4% (5% constant currency) worldwide and increased 6% in the U.S.

•	Extremity sales increased 25% (27% constant currency) worldwide, with U.S. growth of 40%

•	Sports medicine sales grew 15% (17% constant currency) worldwide and increased 18% in the U.S.

•	Cash from operations increased to $131 million compared to $56 million in the prior year period

•	Free cash flow increased to $95 million compared to $2 million for the first quarter of fiscal 2010

First Quarter Financial Results

Net sales increased 2% during the first quarter of fiscal year 2011 to $640.7 million from $630.1 million during the first quarter of fiscal year 2010. Excluding the impact of foreign currency, net sales increased 3% during the first quarter. U.S. sales increased 5% to $419.1 million during the first quarter of fiscal 2011, while Europe sales decreased 11% (decreased 2% at constant currency) to $137.2 million and International (primarily Canada, South America, Mexico and the Pacific Rim) sales grew 11% (6% constant currency) to $84.4 million.

Special items (pre-tax) of $117.8 million were recorded during the first quarter, including $96.8 million of non-cash amortization and depreciation expense related to the Merger and $21.0 million of non-Merger related special items.

Reported operating income for the first quarter of fiscal year 2011 was $69.7 million compared to operating income for the first quarter of fiscal year 2010 of $79.1 million. Excluding special items in both periods, adjusted operating income was $187.5 million for the first quarter compared to adjusted operating income of $192.1 million in the first quarter of the prior year.

On a reported basis, we recorded a net loss of $17.8 million for the first quarter of fiscal year 2011 compared to a net loss of $22.8 million for the first quarter of fiscal year 2010. Excluding special items in both periods, adjusted net income totaled $50.8 million for the first quarter compared to adjusted net income of $49.2 million in the first quarter of the prior year.

Excluding special items, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the first quarter was $227.4 million, or 35.5% of net sales compared to adjusted EBITDA of $230.3 million for the first quarter of fiscal year 2010.

Interest expense was $126.8 million during the first quarter of fiscal year 2011 compared to $131.5 million during the prior year period, primarily due to lower interest rates on floating rate debt.

Free cash flow (operating cash flow minus capital expenditures) was $94.8 million for the first quarter compared to $1.6 million of free cash flow for the first quarter of fiscal year 2010. Unlevered free cash flow (cash flow before debt service) totaled $150.2 million for the first quarter compared to $59.8 million for the prior year period. During the first quarter of fiscal year 2010, free cash flow and unlevered free cash flow were negatively impacted by $53.0 million related to a previously disclosed litigation settlement.

Reported net debt was $5.650 billion at August 31, 2010, including cash on hand of $274 million. From May 31, 2008, the first fiscal year after the Merger, to August 31, 2010, reported net debt decreased by $523 million due to debt repayments of $132 million, an increase in cash of $146 million, and a $245 million decrease due to favorable foreign currency translation on the Company’s Euro denominated debt.

The Company’s senior secured leverage ratio at August 31, 2010 was 3.35 times the last twelve months (“LTM”) adjusted EBITDA (as defined in the Company’s Credit Agreement dated September 25, 2007) compared to 4.16 times at May 31, 2008. The net debt leverage ratio at August 31, 2010 was 5.64 times LTM adjusted EBITDA compared to 6.97 times at May 31, 2008.

Biomet’s President and Chief Executive Officer Jeffrey R. Binder stated, “We believe that our overall constant currency growth of 3%, which was lower than our expectations, was related to a deceleration of procedural growth in the market. We did report 7% U.S. sales growth for our orthopedic reconstructive device category and I’m very pleased to also report continued strong sales of sports medicine products with growth of 17% worldwide. We continue to be very optimistic about the long-term growth potential of the markets in which we compete and, as our first quarter results show, we have increased our research and development investments to address unmet clinical needs. During the first quarter, we reported strong cash flow generation, which provides us with additional opportunities to further strengthen our growing business.”

A reconciliation of reported results to adjusted results is included in this press release, which is also posted on Biomet’s website: www.biomet.com

The following table provides first quarter net sales performance by product segment:

	First Quarter Net Sales Performance
	Worldwide Reported Quarter 1 - FY 2011	Worldwide Reported Growth %	Worldwide CC Growth %	United States Growth %

Reconstructive	$478.4	2%	4%	6%
Orthopedic Reconstructive		3%	4%	7%
Hips		—%	2%	4%
Knees		4%	5%	6%
Total Hips & Knees		2%	4%	5%
Extremities		25%	27%	40%
Other		(5)%	(3)%	—%
Dental		(2)%	(1)%	3%
Fixation	59.4	(3)%	(2)%	—%
Spine	57.9	—%	—%	2%
Other	45.0	6%	8%	3%
Sports Medicine		15%	17%	18%
Other		(4)%	(1)%	(15)%

Total Sales	$640.7	2%	3%	5%

Orthopedic reconstructive product sales increased 3% (4% constant currency) worldwide during the first quarter of fiscal 2011 and increased 7% in the United States. During the first quarter, knee sales increased 4% (5% constant currency) worldwide, with a growth rate of 6% in the U.S., which was primarily driven by continued market demand for the Vanguard® Complete Knee System and E1™ antioxidant infused tibial bearings.

Hip sales were flat (increased 2% constant currency) worldwide and increased 4% in the U.S during the first quarter. Extremity sales increased 25% (27% constant currency) worldwide during the first quarter, with growth of 40% in the U.S. Key products for extremities included the Comprehensive® Primary and Reverse Shoulder Systems.

Dental reconstructive device sales decreased 2% worldwide (decreased 1% constant currency) and grew 3% in the U.S. during the first quarter of fiscal 2011.

Fixation sales decreased 3% (decreased 2% constant currency) worldwide during the first quarter and were flat in the U.S. Growth of internal fixation and electrical stimulation sales was offset by decreased sales of craniomaxillofacial fixation and external fixation devices.

Spine sales were flat (flat at constant currency) worldwide and increased 2% in the U.S. during the first quarter. Spinal stimulation sales growth was positive during the quarter, while sales were flat for the spine hardware and orthobiologics product category.

Sales of “other” products increased 6% (8% constant currency) worldwide during the first quarter and increased 3% in the U.S. Sports medicine sales grew 15% (17% constant currency) worldwide with 18% U. S. growth, while sales of softgoods and bracing products decreased during the first quarter. The strong sales growth for the sports medicine product category was a result of continued demand for the Company’s broad portfolio of procedure-specific products, including the new JuggerKnot™ Soft Anchor.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current presentation. Such reclassifications were limited to net sales information by product and geographical category. Specifically, for the three months ended August 31, 2009, the Company reclassified $5.8 million from Other product net sales to Reconstructive product net sales and $1.3 million from Spine product net sales to Fixation product net sales. For the three months ended August 31, 2009, the Company also reclassified $1.0 million of net sales from Europe to International. The current presentation aligns with how the Company presently manages and markets its products.

Financial Schedule Presentation

The Company’s unaudited condensed consolidated financial statements as of and for the three months ended August 31, 2010 and 2009 and other financial data included in this press release have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the United States (except with respect to certain non-GAAP financial measures discussed below) and reflects purchase accounting adjustments related to the merger referenced below.

About Biomet

Biomet, Inc. and its subsidiaries design, manufacture and market products used primarily by musculoskeletal medical specialists in both surgical and non-surgical therapy. Biomet’s product portfolio encompasses reconstructive products, including orthopedic joint replacement devices, bone cements and accessories, autologous therapies and dental reconstructive implants; fixation products, including electrical bone growth stimulators, internal and external orthopedic fixation devices, craniomaxillofacial implants and bone substitute materials; spinal products, including spinal stimulation devices, spinal hardware and orthobiologics; and other products, such as arthroscopy products and softgoods and bracing products. Headquartered in Warsaw, Indiana, Biomet and its subsidiaries currently distribute products in approximately 90 countries.

The Merger

Biomet Inc. finalized the merger with LVB Acquisition Merger Sub, Inc., a wholly-owned subsidiary of LVB Acquisition, Inc., which we refer to in this press release as the “Merger”, on September 25, 2007, which we refer to in this press release as the “Merger date”. LVB Acquisition, Inc. is indirectly owned by investment partnerships directly or indirectly advised or managed by The Blackstone Group, Goldman Sachs & Co., Kohlberg Kravis Roberts & Co. and TPG Capital.

Contacts

For further information contact Daniel P. Florin, Senior Vice President and Chief Financial Officer at (574) 372-1687 or Barbara Goslee, Director, Corporate Communications at (574) 372-1514.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements are often indicated by the use of words such as “will,” “intend,” “anticipate,” “estimate,” “expect,” “plan” and similar expressions. Forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward looking statements due to, among others, the following factors: the success of the Company’s principal product lines; the results of ongoing investigations by the United States Department of Justice and the United States Securities and Exchange Commission; the ability to successfully implement new technologies; the Company’s ability to sustain sales and earnings growth; the Company’s success in achieving timely approval or clearance of its products with domestic and foreign regulatory entities; the impact to the business as a result of compliance with federal, state and foreign governmental regulations and with the Corporate Integrity Agreement; the impact to the business as a result of the economic downturn in both foreign and domestic markets; the impact of federal health care reform; the impact of anticipated changes in the musculoskeletal industry and the ability of the Company to react to and capitalize on those changes; the ability of the Company to successfully implement its desired organizational changes and cost-saving initiatives; the impact to the business as a result of the Company’s significant international operations, including, among others, with respect to foreign currency fluctuations and the success of the Company’s transition of certain manufacturing operations to China; the impact of the Company’s managerial changes; the ability of the Company’s customers to receive adequate levels of reimbursement from third-party payors; the Company’s ability to maintain its existing intellectual property rights and obtain future intellectual property rights; the impact to the business as a result of cost containment efforts of group purchasing organizations; the Company’s ability to retain existing independent sales agents for its products; and other factors set forth in the Company’s filings with the SEC, including the Company’s most recent annual report on Form 10-K. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events. There can be no assurance as to the accuracy of forward-looking statements contained in this press release. The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company’s objectives will be achieved. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements which speak only as of the date on which they were made.

*Non-GAAP Financial Measures:

Management uses non-GAAP financial measures, such as net sales excluding the impact of foreign currency (constant currency), operating income as adjusted, net income as adjusted, free cash flow, unlevered free cash flow, net debt, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA (as defined by our credit agreement, the method to calculate this is likely to be different from methods used by other companies) as important financial measures to review and assess financial and operating performance of its principal lines of business. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included elsewhere in this press release.

The term “as adjusted,” a non-GAAP financial measure, refers to financial performance measures that exclude certain income statement line items, such as interest, taxes, depreciation or amortization and/or exclude certain expenses as defined by our credit agreement, such as restructuring charges, non-cash impairment charges, integration and facilities opening costs or other business optimization expenses, new systems design and implementation costs, certain start-up costs and costs related to consolidation of facilities, certain non-cash charges, advisory fees paid to the private equity owners, certain severance charges, purchase accounting costs, stock-based compensation and payments, payments to distributors that are not in the ordinary course of business, litigation costs, and other related charges.

These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Biomet management believes that these non-GAAP measures provide useful information to investors; however, this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for financial information prepared in accordance with GAAP.

Biomet, Inc.

Product Net Sales*

Three Month Period Ended August 31, 2010 and August 31, 2009

(in millions, unaudited)

	Three Months Ended August 31, 2010	Three Months Ended August 31, 2009	Reported Growth %	Constant Currency Growth %
Reconstructive	$478.4	$468.6	2%	4%
Fixation	59.4	61.1	(3)%	(2)%
Spine	57.9	58.0	—%	—%
Other	45.0	42.4	6%	8%

Net Sales	$640.7	$630.1	2%	3%

	2011 Net Sales Growth As Reported	Currency Impact	2011 Net Sales Growth in Local Currencies
Reconstructive	2%	2%	4%
Orthopedic Reconstructive	3%	1%	4%
Hips	—%	2%	2%
Knees	4%	1%	5%
Total Hips & Knees	2%	2%	4%
Extremities	25%	2%	27%
Other	(5)%	2%	(3)%
Dental	(2)%	1%	(1)%
Fixation	(3)%	1%	(2)%
Spine	—%	—%	—%
Other	6%	2%	8%
Sports Medicine	15%	2%	17%
Other	(4)%	3%	(1)%

Total	2%	1%	3%

*	See Non-GAAP Financial Measures Disclosure Above

Biomet, Inc.

Geographic Segment Net Sales Percentage Summary*

Three Month Period Ended August 31, 2010 and August 31, 2009

(in millions, unaudited)

	Three Months Ended August 31, 2010	Three Months Ended August 31, 2009	Reported Growth %	Constant Currency Growth %
Geographic Segments:
United States	$419.1	$400.2	5%	5%
Europe	137.2	153.8	(11)%	(2)%
International	84.4	76.1	11%	6%

Net Sales	$640.7	$630.1	2%	3%

	2011 Net Sales Growth As Reported	Currency Impact	2011 Net Sales Growth in Local Currencies
United States	5%	—%	5%
Europe	(11)%	9%	(2)%
International	11%	(5)%	6%

Total	2%	1%	3%

*	See Non-GAAP Financial Measures Disclosure Above

Biomet, Inc.

As Reported Consolidated Statements of Operations

(in millions, unaudited)

	Three Months Ended August 31, 2010	Three Months Ended August 31, 2009
Net sales	$640.7	$630.1
Cost of sales	194.0	185.3

Gross profit	446.7	444.8
Gross profit percentage	69.7%	70.6%

Selling, general and administrative expense	251.9	246.0
Research and development expense	29.9	24.9
Amortization	95.2	94.8

Operating income	69.7	79.1
Percentage of Sales	10.9%	12.6%

Other (income) expense	(1.8)	(4.3)
Interest expense	126.8	131.5

Loss before income taxes	(55.3)	(48.1)

Benefit from income taxes	(37.5)	(25.3)

Tax rate	67.8%	52.6%

Net loss	$(17.8)	$(22.8)

Percentage of Sales	-2.8%	-3.6%

Biomet, Inc.

Other Financial Information

Operating Income, as reported to Operating Income, as adjusted

(in millions, unaudited)

	ThreeMonths Ended August 31, 2010	Three Months Ended August 31, 2009

Operating income, as reported	$69.7	$79.1

Purchase accounting depreciation	4.4	4.5
Purchase accounting amortization	92.4	93.9

Total merger related depreciation and amortization	96.8	98.4

Share-based payment	5.1	5.2
Litigation settlements and reserves and other legal fees	4.3	1.7
Operational restructuring and consulting expenses related to operational initiatives (severance, building impairments, abnormal manufacturing variances and other related costs)	9.3	5.5
Sponsor fee	2.3	2.2

Total non-merger related items	21.0	14.6

Total items (pre-tax) excluded per our credit agreement	117.8	113.0

Operating income, as adjusted*	$187.5	$192.1

*	See Non-GAAP Financial Measures Disclosure Above

Biomet, Inc.

Other Financial Information

Net Loss to EBITDA, as reported

(in millions, unaudited)

	Three Months Ended August 31, 2010	Three Months Ended August 31, 2009

Net loss, as reported	$(17.8)	$(22.8)
Depreciation	41.5	41.8
Amortization	95.2	94.8
Interest expense	126.8	131.5
Other (income) expense, net	(1.8)	(4.3)
Income taxes	(37.5)	(25.3)

EBITDA, as reported*	$206.4	$215.7

*	See Non-GAAP Financial Measures Disclosure Above

Biomet, Inc.

Other Financial Information

EBITDA, as reported to EBITDA, as adjusted

(in millions, unaudited)

	Three Months Ended August 31, 2010	Three Months Ended August 31, 2009
Operating income, as reported	$69.7	$79.1
Depreciation	41.5	41.8
Amortization	95.2	94.8

EBITDA, as reported*	$206.4	$215.7

Special items and purchase accounting adjustments:
Share-based payment	5.1	5.2
Litigation settlements and reserves and other legal fees	4.3	1.7
Operational restructuring and consulting expenses related to operational initiatives (severance, building impairments, abnormal manufacturing variances and other related costs)	9.3	5.5
Sponsor fee	2.3	2.2

EBITDA, as adjusted*	$227.4	$230.3

*	See Non-GAAP Financial Measures Disclosure Above

Biomet, Inc.

Reconciliation of GAAP Consolidated Net Loss to

Non-GAAP Adjusted Consolidated Net Income

(in millions, unaudited)

	Three Months Ended August 31, 2010	Three Months Ended August 31, 2009
Net loss, as reported	$(17.8)	$(22.8)
Purchase accounting depreciation	4.4	4.5
Purchase accounting amortization	92.4	93.9
Share-based payment	5.1	5.2
Litigation settlements and reserves and other legal fees	4.3	1.7
Operational restructuring and consulting expenses related to operational initiatives (severance, building impairments, abnormal manufacturing variances and other related costs)	9.3	5.5
Sponsor fee	2.3	2.2
Tax effect on special and purchase accounting items	(49.2)	(41.0)

Net income, as adjusted*	$50.8	$49.2

*	See Non-GAAP Financial Measures Disclosure Above

Biomet, Inc.

Other Financial Information

Senior Secured Leverage Ratio

(in millions, unaudited)

	August 31, 2010		May 31, 2008
Senior Secured Debt:

USD Term Loan B	$2,275.7		$2,328.3
EUR Term Loan B	1,080.9		1,355.2
Asset Based Revolver	—		—
Cash Flow Revolvers	—		—

Consolidated Senior Secured Debt	3,356.6	A	3,683.5	A

Senior Notes	2,561.2		2,570.7
European Operations	6.0		46.6

Consolidated Total Debt	5,923.8	C	6,300.8	C
Cash	(274.0)		(127.6)

Net Debt*	$5,649.8	D	$6,173.2	D

LTM EBITDA*

Quarter 2 Fiscal 2010 EBITDA	265.4
Quarter 3 Fiscal 2010 EBITDA	250.7
Quarter 4 Fiscal 2010 EBITDA	253.6
Quarter 1 Fiscal 2011 EBITDA	227.4
“Run Rate” Cost Savings**	4.9

LTM EBITDA*	$1,002.0	B

Quarter 1 Fiscal 2008 EBITDA			180.7
Quarter 2 Fiscal 2008 EBITDA			210.8
Quarter 3 Fiscal 2008 EBITDA			217.1
Quarter 4 Fiscal 2008 EBITDA			220.5
“Run Rate” Cost Savings**			57.0

LTM EBITDA*			$886.1	B

Senior Secured Leverage Ratio	3.35	A / B	4.16	A / B
Total Leverage Ratio	5.91	C / B	7.11	C / B
Total Leverage Ratio (Net Debt)	5.64	D / B	6.97	D / B
Excluding Cost Savings	5.67		7.45

*	See Non-GAAP Financial Measures Disclosure Above
**	As defined by the Credit Agreement dated September 25, 2007

Biomet, Inc.

Balance Sheets

(in millions, unaudited)

	(Preliminary)
	August 31, 2010	May 31, 2010
Assets
Cash and cash equivalents	$274.0	$189.1
Accounts receivable, net	429.0	452.5
Income tax receivable	14.4	19.2
Inventories	534.9	507.3
Current deferred income taxes	57.4	64.3
Prepaid expenses and other	86.8	72.6
Property, plant and equipment, net	626.2	622.0
Intangible assets, net	5,169.0	5,190.3
Goodwill	4,755.6	4,707.5
Other assets	133.4	144.2

Total Assets	$12,080.7	$11,969.0

Liabilities and Shareholder's Equity
Current liabilities	$528.2	$482.9
Current portion of long-term debt	36.0	35.6
Long-term debt, net of current portion	5,887.8	5,860.9
Deferred income taxes, long-term	1,636.8	1,674.9
Other long-term liabilities	202.8	181.2
Shareholder’s equity	3,789.1	3,733.5

Total Liabilities and Shareholder’s Equity	$12,080.7	$11,969.0

Net Debt (a)*	$5,649.8	$5,707.4

(a)	Net debt is the sum of total debt less cash and cash equivalents and short-term investments.

*	See Non-GAAP Financial Measures Disclosure Above

Biomet, Inc.

Consolidated Statements of Cash Flows

(in millions, unaudited)

	Fiscal 2011	Fiscal 2010
	(Preliminary) Three Months Ended August 31, 2010	Three Months Ended August 31, 2009
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net loss	$(17.8)	$(22.8)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	136.7	136.6
Amortization of deferred financing costs	2.8	2.8
Stock based compensation expense	5.1	5.2
Recovery of doubtful accounts receivable	(1.3)	(5.2)
Gain on sale of investments, net	—	(0.8)
Provision for inventory obsolescence	1.7	6.5
Deferred income taxes	(43.8)	(47.1)
Other	0.5	(1.1)
Changes in operating assets and liabilities:
Accounts receivable	27.1	19.8
Inventories	(18.3)	(22.5)
Prepaid expenses	(12.2)	(4.4)
Accounts payable	(0.6)	(3.0)
Income taxes	4.3	14.6
Accrued interest	67.7	70.0
Other	(20.6)	(93.1)

Net cash provided by operating activities	131.3	55.5

CASH FLOWS USED IN INVESTING ACTIVITIES:
Proceeds from sales of investments	3.8	3.4
Purchases of investments	—	(1.8)
Capital expenditures	(36.5)	(53.9)
Acquisitions, net of cash acquired	(9.6)	(2.4)

Net cash used in investing activities	(42.3)	(54.7)

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Debt:
Proceeds under revolving credit agreements	0.1	20.1
Payments under revolving credit agreements	(0.6)	(1.3)
Payments under senior secured credit facility	(8.5)	(8.9)
Equity:
Repurchase of LVB Acquisition, Inc. shares	(0.2)	(0.6)

Net cash provided by (used in) financing activities	(9.2)	9.3
Effect of exchange rate changes on cash	5.1	0.7

Increase (decrease) in cash and cash equivalents	84.9	10.8
Cash and cash equivalents, beginning of period	189.1	215.6

Cash and cash equivalents, end of period	$274.0	$226.4

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$56.3	$58.9

Income taxes	$5.0	$0.8

Biomet, Inc.

Other Financial Information

GAAP Operating Cash Flow Reconciled to Free Cash Flow & Unlevered Free Cash Flow

(in millions, unaudited)

	Fiscal 2011	Fiscal 2010
	(Preliminary) Three Months Ended August 31, 2010	Three Months Ended August 31, 2009
Net loss	$(17.8)	$(22.8)
Adjustments:
Depreciation and amortization	136.7	136.6
Amortization of deferred financing costs	2.8	2.8
Stock based compensation expense	5.1	5.2
Recovery of doubtful accounts receivable	(1.3)	(5.2)
Gain on sale of investments, net	—	(0.8)
Provision for inventory obsolescence	1.7	6.5
Deferred income taxes	(43.8)	(47.1)
Other	0.5	(1.1)

TOTAL	83.9	74.1

Changes In:
Accounts receivables	27.1	19.8
Inventories	(18.3)	(22.5)
Prepaid expenses	(12.2)	(4.4)
Accounts payable	(0.6)	(3.0)
Income taxes	4.3	14.6
Accrued Interest	67.7	70.0
Other	(20.6)	(93.1)

Net cash provided by operating activities	$131.3	$55.5

Capital expenditures	(36.5)	(53.9)

Free Cash Flow*	$94.8	$1.6

Acquisitions, net of cash acquired	(9.6)	(2.4)
Proceeds from sales of investments	3.8	3.4
Purchases of investments	—	(1.8)
Repurchase of LVB Acquisition, Inc. shares	(0.2)	(0.6)
Add back: cash paid for interest	56.3	58.9
Effect of exchange rates on cash	5.1	0.7

Unlevered Free Cash Flow* (1)	$150.2	$59.8

(1)	Cash flow that does not take into account the interest payments required on outstanding debt. Commonly used by companies that are highly leveraged to show how assets perform before interest.

*	See Non-GAAP Financial Measures Disclosure Above

Biomet, Inc.

Other Financial Information

Gross Profit, as reported to Gross Profit, as adjusted

(in millions, unaudited)

	Three Months Ended August 31, 2010	Three Months Ended August 31, 2009
Gross profit, as reported	$446.7	$444.8
Purchase accounting depreciation	4.4	4.5
Share-based payment	0.3	0.4
Operational restructuring and consulting expenses related to operational initiatives (severance, building impairments, abnormal manufacturing variances and other related costs)	6.8	2.9

Gross profit, as adjusted*	$458.2	$452.6

Net sales	$640.7	$630.1
Gross profit percentage, as reported	69.7%	70.6%
Gross profit percentage, as adjusted*	71.5%	71.8%

*	See Non-GAAP Financial Measures Disclosure Above

Biomet, Inc.

Other Financial Information

Selling, General and Administrative Expense, as reported to Selling, General and Administrative Expense, as adjusted

(in millions, unaudited)

	Three Months Ended August 31, 2010	Three Months Ended August 31, 2009
Selling, general and administrative expense, as reported	$251.9	$246.0
Share-based payment	(4.2)	(4.2)
Litigation settlements and reserves and other legal fees	(4.3)	(1.7)
Operational restructuring and consulting expenses related to operational initiatives (severance, building impairments, and other related costs)	(2.1)	(2.6)
Sponsor fee	(2.3)	(2.2)

Selling, general and administrative expense, as adjusted*	$239.0	$235.3

Net sales	$640.7	$630.1
SG&A as a percent of sales, as reported	39.3%	39.0%
SG&A as a percent of sales, as adjusted*	37.3%	37.3%

*	See Non-GAAP Financial Measures Disclosure Above

Biomet, Inc.

Other Financial Information

Research and Development Expense, as reported to Research and Development Expense, as adjusted

(in millions, unaudited)

	Three Months Ended August 31, 2010	Three Months Ended August 31, 2009
Research and development expense, as reported	$29.9	$24.9
Share-based payment	(0.6)	(0.6)
Operational restructuring and consulting expenses related to operational initiatives (severance, and other related costs)	(0.4)	—

Research and development expense, as adjusted*	$28.9	$24.3

Net sales	$640.7	$630.1
R&D as a percent of sales, as reported	4.7%	4.0%
R&D as a percent of sales, as adjusted*	4.5%	3.9%

*	See Non-GAAP Financial Measures Disclosure Above